UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	The Nasdaq Capital Market
Class D Common Stock, $.001 Par Value	UONEK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On September 29, 2023, Urban One, Inc. (the “Company”) provided certain preliminary financial results with respect to the period ended March 31, 2023. The Company noted it expected consolidated net revenues of approximately $109.9 million and consolidated Adjusted EBITDA1 of approximately $30.0 million as more fully detailed in the tables below:

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)
	(In thousands)

Net Revenue:
Radio Broadcasting	$35,180	$31,493
Reach Media	10,917	10,030
Digital	15,071	15,486
Cable Television	49,677	56,216
Corporate/Eliminations*	(976)	(1,094)
Consolidated	$109,869	$112,131

* Intercompany revenue included in net revenue above is as follows:
Radio Broadcasting	$(976)	$(1,094)

	Three Months Ended
	March 31,
	2023	2022
	(Unaudited)
	(In thousands)

Adjusted EBITDA:
Radio Broadcasting	$9,150	$7,896
Reach Media	3,426	3,834
Digital	3,532	4,627
Cable Television	20,427	30,326
Corporate/Eliminations*	(6,576)	(4,679)
Consolidated	$29,959	$42,004

Consolidated Adjusted  EBITDA was approximately $30.0 million for Q1 2023 compared to $42.0 million in Q1 of 2022.  The cable television segment had the most significant decline with Adjusted EBITDA down approximately $9.9M year over year. This was mainly driven by deficiencies in audience delivery. Ratings for Prime p25-54 were 33,000 this year for the quarter down from 48,000 in the comparable period in 2022. On the Company’s most recent earnings call, we disclosed that the Cable TV Segment is expected to deliver between approximately $88.0 million and $90.0 million of Adjusted EBITDA for the full year, which incorporates Q1’s performance. Additionally, the Company recognized approximately $2.1M of Adjusted EBITDA from the MGM National Harbor investment in Q1 of 2022, which the Company sold for cash proceeds of approximately $136.8 million on April 21, 2023.

The reconciliation of net (loss) income to adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2023	2022
	(unaudited)	(unaudited)
	(in thousands)	(in thousands)

Net (loss) income attributable to common stockholders	$(1,544)	$16,493
Add back non-broadcast and digital operating income items included in net (loss) income:
Interest income	(334)	(59)
Interest expense	14,068	15,927
(Benefit from) provision for income taxes	(1,831)	5,462
Depreciation and amortization	2,597	2,405
EBITDA	$12,956	$40,228
Stock-based compensation	3,164	124
(Gain) on retirement of debt	(2,356)	—
Other expense (income), net	102	(1,986)
Noncontrolling interests in income of subsidiaries	527	701
Corporate development costs	132	257
Employment Agreement Award and other compensation	(1,377)	579
Severance-related costs	151	133
Impairment of long-lived assets	16,775	1,968
Investment income from MGM National Harbor	(115)	—
Adjusted EBITDA	$29,959	$42,004

1 “Adjusted EBITDA” consists of net income (loss) plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback, Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, casino chase costs, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television). Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2023, the Company received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department (the “Listing Department”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has initiated a process that could result in the delisting of the Company’s securities from Nasdaq as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s shares of common stock.

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Hearings Panel”). The hearing request will automatically stay any suspension or delisting action through October 20, 2023. In connection with the hearing request the Company will request that the stay be extended through the hearing and the expiration of any additional extension period granted by the Hearings Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Hearings Panel may grant an additional extension period through March 26, 2023. However, there can be no assurance that the Hearings Panel will grant the Company an additional extension, or that the Hearings Panel will grant the Company’s request for an extended stay, or that the Company will be able to regain compliance by the end of any additional extension period.

The Staff Determination was issued because the Company has not filed its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 (the “Q1 2023 Form 10-Q”) and June 30, 2022 (the “Q2 2023 Form 10-Q” and, together with the Q1 2023 Form 10-Q, the “Delinquent Reports”) by the Extension Deadline (defined below).

As previously disclosed July 12, 2023, on July 11, 2023,  the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) approved the dismissal of BDO USA, LLP as the Company’s independent registered public accounting firm effective on July 12, 2023. At that time, the Audit Committee voluntarily appointed Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 effective as of July 12, 2023.

As previously disclosed, on August 22, 2023, the Company received a letter from the Listing Department on August 16, 2023 (the “Third Nasdaq Letter”), notifying the Company that it was not in compliance with requirements of the Rule as a result of not having timely filed the Delinquent Reports.

As previously disclosed, the Company received a notice from Nasdaq on April 3, 2023 (the “First Nasdaq Letter”), notifying the Company that it was not in compliance with the Rule due to its delay in filing the 2022 Annual Report on Form 10-K (the “2022 Form 10-K”). On May 10, 2023, the Company filed a Form 12b-25 Notification of Late Filing with respect to its Q1 2023 Form 10-Q, triggering a second letter from Nasdaq dated May 19, 2023 (the “Second Nasdaq Letter”), as previously disclosed on May 24, 2023.  In accordance with the Second Nasdaq Letter, the Company filed a plan with Nasdaq to regain compliance with the listing requirements that include completion and filing of the 2022 Form 10-K and the Q1 2023 Form 10-Q with the SEC. Nasdaq accepted the Company’s compliance plan and granted the Company 180 days, or until September 27, 2023 (the Extension Deadline”), for filing the 2022 Form 10-K and the Q1 2023 Form 10-Q, to regain compliance. The Company subsequently filed the 2022 Form 10-K on June 30, 2023.  However, the Company has yet to file its Q1 2023 Form 10-Q and this, as well as the identification of certain errors with the filed 2022 Form 10-K, has delayed the Company’s preparation and filing of its Q2 2023 Form 10-Q.  The Company is in the process of completing its Q1 2023 Form 10-Q and anticipates filing the Delinquent Reports as soon as practicable after resolution of the discrete accounting issues identified below.

During the course of its preparation of the Q1 2023 Form 10-Q, the Company identified certain errors with regard to the timing of expense recognition of non-cash stock based compensation and the accounting for the Company’s investment in the operations of its Richmond casino joint venture, RVA Entertainment Holdings, LLC, the activities of which primarily related to 2021. The Company is currently evaluating the related accounting for the non-cash stock based compensation matter and if the Company’s investment in RVA Entertainment Holdings, LLC should have been consolidated during the historical periods due to its then 75% ownership interest. The Company is also in the process of evaluating the impact these matters may have on its internal controls over financial reporting.  The ongoing resolution of these issues has further delayed the preparation process.  The Company anticipates that these matters will be resolved in the near future.  Once these matters are resolved, the Company anticipates filing both of the Delinquent Reports in an expedited manner.

Item 7.01 Regulation FD Disclosure.

On September 29, 2023, the Company provided an update to its earnings guidance for the year ended December 31, 2023.   The Company updated its Adjusted EBITDA guidance noting it expects to achieve Adjusted EBITDA of approximately that for the year ended December 31, 2019 excluding amounts for distributions related to the Company’s investment in MGM National Harbor which it put back to MGM in April 2023.  The Company anticipates Adjusted EBITDA of $125 million to $128 million for the year ended December 31, 2023.  Finally, the Company also reported cash balances as of September 25, 2023 of approximately $201.5 million, including restricted cash of approximately $13.0 million being held in escrow and relating to the Company’s Richmond casino initiative.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01.Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description
99.1	Press release dated September 29, 2023: Urban One, Inc. Receives NASDAQ Staff Determination of Non-Compliance with Listing Rule 5250(c)(1)

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
September 29, 2023	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer